EXHIBIT 99.1

DAVIDsTEA INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
June 17, 2021

TAKE NOTICE that an Annual and Special Meeting of Shareholders (the “Meeting”) of DAVIDsTEA INC. (the “Corporation”) will be held at:

Place:	DAVIDsTEA Inc. 5430 Ferrier Street Town of Mount Royal, Québec, Canada

Date:	June 17, 2021

Time:	9:30 a.m.

The purposes of the Meeting are to:

1.	receive and consider the consolidated financial statements of the Corporation for the fiscal year ended January 30, 2021 and the auditors’ report thereon;

2.	elect directors;

3.	appoint an auditor and authorize the directors to fix its remuneration;

4.

consider, and if deemed advisable adopt, with or without amendment, a special resolution in the form annexed to the Circular as Schedule A, to amend the Articles of the Corporation in order to allow the Board of Directors of the Corporation to appoint one or more additional directors pursuant to section 106(8) of the Canada Business Corporations Act; and

5.	transact such other business as may properly be brought before the Meeting.

Only persons registered as shareholders on the records of the Corporation as of the close of business on April 28, 2021 are entitled to receive notice of, and to vote or act at, the Meeting. No person who becomes a shareholder after such date will be entitled to vote or act at the Meeting or any adjournment(s) thereof.

In light of ongoing public health concerns related to the COVID-19 pandemic and in order to comply with government decrees, the Corporation is requesting that shareholders not attend the Meeting in person. The Meeting will be webcast through the Corporation’s Investor Relations website at http://ir.davidstea.com/events and the Corporation asks all shareholders to participate in that manner. While shareholders viewing the webcast will not be able to vote during the Meeting, they will be able to ask questions to the Corporation’s management at its conclusion through the webcast platform.

Please vote your shares prior to the Meeting by returning your proxy form or voting instruction form, voting online or using the toll-free telephone number set out on the proxy or voting instruction form. Proxies to be used at the Meeting must be deposited with AST Trust Company (Canada), 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6 prior to 5:00 p.m. (eastern time) on June 15, 2021 or with the Secretary of the Corporation before the commencement of the Meeting or at any adjournment thereof.

DATED at Town of Mount Royal, Québec, Canada

May 12, 2021

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Herschel Segal

Herschel Segal

Chairman of the Board of Directors

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES BY MANAGEMENT

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by the management of DAVIDsTEA Inc. (the “Corporation”) of proxies to be used at the annual and special meeting of shareholders (the “Meeting”) of the Corporation to be held at the time and place and for the purposes set out in the Notice of Meeting. It is expected that the solicitation will be made primarily by mail. However, officers and employees of the Corporation may also solicit proxies by telephone, telecopier, e-mail or in person. The total cost of solicitation of proxies will be borne by the Corporation. Information contained herein is given as of the date hereof unless otherwise specifically stated.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Corporation was incorporated under the laws of Canada. The solicitation of proxies and the proposals contemplated herein involve securities of a Canadian issuer and are being effected in accordance with Canadian federal corporate law and securities laws of the Province of Québec. Shareholders should be aware that requirements under such Canadian federal and Québec provincial laws differ from requirements under United States corporate and securities laws relating to United States corporations. The proxy rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Corporation or this solicitation and therefore this solicitation is not being effected in accordance with such laws.

CURRENCY

All dollar amounts set out herein are expressed in Canadian dollars, unless otherwise indicated; the symbol “$” refers to the Canadian dollar while the symbol “USD” refers to the U.S. dollar.

INTERNET AVAILABILITY OF PROXY-RELATED MATERIALS

Notice-and-Access

The Corporation has elected to use “notice-and-access” rules (“Notice-and-Access”) under Canadian National Instrument 54‑101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) for distribution of Proxy-Related Materials (as defined below) to shareholders who do not hold shares of the Corporation in their own names (referred to herein as “Beneficial Shareholders”). Notice-and-Access is a set of rules that allows issuers to post electronic versions of proxy-related materials on SEDAR and on one additional website, rather than mailing paper copies. “Proxy-Related Materials” refers to this Circular, the Notice of Meeting and a voting instruction form (“VIF”) or a form of proxy, as applicable.

The use of Notice-and-Access is more environmentally friendly as it helps reduce paper use. It also reduces the Corporation’s printing and mailing costs. Beneficial Shareholders may obtain further information about Notice-and-Access by contacting AST Trust Company (Canada) (“AST”) toll free at 800-387-0825 (within North America) or 416-682-3860 (outside North America).

Websites Where Proxy-Related Materials are Posted

The Proxy-Related Materials are available on the Corporation’s Investor Relations website at http://ir.davidstea.com and under the Corporation’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Notice Package

Although the Proxy-Related Materials have been posted on-line as noted above, Beneficial Shareholders will receive paper copies of a notice package (“Notice Package”) via prepaid mail, including the Notice of Meeting, containing information prescribed by NI 54-101 such as the date, time and location of the Meeting and the website addresses where the Proxy-Related Materials are posted, a VIF and a supplemental mail list return card for Beneficial Shareholders to request they be included in the Corporation’s supplementary mailing list for receipt of the Corporation’s interim financial statements for the 2021 fiscal year.

The Corporation is not using notice-and-access for shareholders who hold their shares directly in their respective names (referred to herein as “Registered Shareholders”). Registered Shareholders will receive paper copies of the Circular and related materials via prepaid mail.

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How to Obtain Paper Copies of Proxy-Related Materials

Beneficial Shareholders may obtain paper copies of this Circular free of charge by contacting Broadridge Financial Solutions, Inc. toll free at 1-877-907-7643. Any request for paper copies which are required in advance of the Meeting should be sent so that the request is received by the Corporation by 5:00 p.m. (eastern time) on May 31, 2021 in order to allow sufficient time for shareholders to receive their paper copies and to return their VIF or form of proxy, as applicable, by its due date. After the Meeting date, shareholders may obtain paper copies of the Circular free of charge by contacting the Secretary of the Corporation at (514) 739-0006.

APPOINTMENT AND REVOCATION OF PROXIES

Appointment of Proxy

A shareholder who is unable to attend the Meeting in person is requested to complete and sign the enclosed form of proxy and to deliver it to AST by mail or hand delivery to 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6. A shareholder may also vote using the Internet at www.astvotemyproxy.com or by telephone at 1-888-489-7352. In order to be valid and acted upon at the Meeting, the form of proxy must be received no later than 5:00 p.m. (eastern time) on June 15, 2021 or be deposited with the Secretary of the Corporation before the commencement of the Meeting or any adjournment thereof.

The document appointing a proxy must be in writing and executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

A shareholder submitting a form of proxy has the right to appoint a person (who need not be a shareholder) to represent him or her at the Meeting other than the persons designated in the form of proxy furnished by the Corporation. To exercise that right, the name of the shareholder’s appointee should be legibly printed in the blank space provided. In addition, the shareholder should notify the appointee of the appointment, obtain his or her consent to act as appointee and instruct the appointee on how the shareholder’s shares are to be voted.

Shareholders who are not registered shareholders should refer to “Notice to Beneficial Holders of Shares” below.

Revocation of Proxy

A shareholder who has submitted a form of proxy as directed hereunder may revoke it at any time prior to the exercise thereof. If a person who has given a proxy personally attends the Meeting at which that proxy is to be voted, that person may revoke the proxy and vote in person. In addition to the revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney or authorized agent and deposited with AST at any time up to 5:00 p.m. (eastern time) on June 15, 2021 by mail or by hand delivery to AST, 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6, or deposited with the Secretary of the Corporation before the commencement of the Meeting, or any adjournment thereof, and upon either of those deposits, the proxy will be revoked.

Notice to Beneficial Shareholders

The information set out in this section is of importance to Beneficial Shareholders, that is, the substantial number of shareholders who do not hold shares of the Corporation in their own names shareholders. Beneficial Shareholders should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of shares can be recognized and acted upon at the Meeting or any adjournment(s) thereof. If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of the Corporation. Those shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co., the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms. Shares held by brokers or their nominees can be voted (for or against resolutions or withheld from voting) only upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker/nominees are prohibited from voting shares for their clients. Subject to the following discussion in relation to NOBOs (as defined below), the Corporation does not know for whose benefit the shares registered in the name of CDS & Co., a broker or another nominee, are held.

There are two categories of Beneficial Shareholders under applicable securities regulations for purposes of dissemination to Beneficial Shareholders of proxy-related materials and other securityholder materials and requests for voting instructions from such Beneficial Shareholders. Non-objecting beneficial owners (“NOBOs”) are Beneficial Shareholders who have advised their intermediary (such as brokers or other nominees) that they do not object to their intermediary disclosing ownership information to the Corporation, consisting of their name, address, e-mail address, securities holdings and preferred language of communication. Securities legislation restricts the use of that information to matters strictly relating to the affairs of the Corporation. Objecting beneficial owners (“OBOs”) are Beneficial Shareholders who have advised their intermediary that they object to their intermediary disclosing such ownership information to the Corporation.

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NI 54‑101 allows the Corporation, in its discretion, to obtain a list of its NOBOs from intermediaries and to use such NOBO list for the purpose of distributing the Notice Package directly to, and seeking voting instructions directly from, such NOBOs. As a result, the Corporation is entitled to deliver the Notice Package to Beneficial Shareholders in two manners: (a) directly to NOBOs and indirectly through intermediaries to OBOs; or (b) indirectly to all Beneficial Shareholders through intermediaries. In accordance with the requirements of NI 54‑101, the Corporation is sending the Notice Package indirectly to all Beneficial Shareholders through intermediaries. The cost of the delivery of the Notice Package by intermediaries to Beneficial Shareholders will be borne by the Corporation.

Applicable securities regulations require intermediaries, on receipt of the Notice Package that seeks voting instructions from Beneficial Shareholders indirectly, to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings on Form 54-101F7. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting or any adjournment(s) thereof. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders; however, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. Beneficial Shareholders who wish to appear in person and vote at the Meeting should be appointed as their own representatives at the Meeting in accordance with the directions of their intermediaries and Form 54-101F7. Beneficial Shareholders can also write the name of someone else whom they wish to appoint to attend the Meeting and vote on their behalf. Unless prohibited by law, the person whose name is written in the space provided in Form 54-101F7 will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in Form 54-101F7 or this Circular. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a voting instruction form in lieu of a form of proxy. Beneficial Shareholders are requested to complete and return the voting instruction form to Broadridge by mail or facsimile. Alternatively, Beneficial Shareholders can call a toll-free telephone number to vote the shares held by them or access Broadridge’s dedicated voting website at https://central-online.proxyvote.com to deliver their voting instructions. Broadridge will then provide aggregate voting instructions to AST, the Corporation’s transfer agent and registrar, which will tabulate the results and provide appropriate instructions respecting the voting of shares to be represented at the Meeting or any adjournment(s) thereof.

EXERCISE OF DISCRETION BY PROXIES

Shares represented by properly-executed proxies or voting instruction forms in favour of the persons designated in the enclosed form of proxy or voting information forms, in the absence of any direction to the contrary, will be voted for the: (i) election of directors; (ii) appointment of the auditor, (iii) special resolution in the form annexed to the Circular as Schedule A, authorizing an amendment to the Articles of the Corporation so as to allow the Board of Directors to appoint one or more additional directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders, subject to the condition that the total number of directors so appointed not exceed one-third of the number of directors elected at the previous annual meeting of shareholders, as stated under such headings in this Circular. The shares represented by the proxy or voting instruction form will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. With respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting, such shares will be voted by the persons so designated in their discretion. At the time of printing this Circular, management of the Corporation knows of no such amendments, variations or other matters.

VOTING SHARES

As at April 28, 2021, there were 26,255,769 issued and outstanding common shares of the Corporation. Each common share entitles the holder thereof to one vote. The Corporation has fixed April 28, 2021 as the record date (the “Record Date”) for the purpose of determining shareholders entitled to receive notice of the Meeting. Pursuant to the Canada Business Corporations Act, the Corporation is required to prepare, no later than ten days after the Record Date, an alphabetical list of shareholders entitled to vote as of the Record Date that shows the number of shares held by each shareholder. A shareholder whose name appears on the list referred to above is entitled to vote the shares shown opposite his or her name at the Meeting. The list of shareholders is available for inspection during usual business hours at the head office of the Corporation, 5430 Ferrier Street, Town of Mount Royal, Québec, Canada H4P 1M2 and at the Meeting. Only shareholders of record as at the close of business on the Record Date will receive notice of, and be entitled to attend and vote at, the Meeting. A shareholder of record on the Record Date will be entitled to vote those shares included in the list of shareholders entitled to vote at the Meeting prepared as at the Record Date, even though the shareholder may subsequently dispose of his or her shares. No shareholder who has become a shareholder after the Record Date will be entitled to vote his or her shares at the Meeting or any adjournment(s) thereof.

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PRINCIPAL SHAREHOLDER

As at April 28, 2021, to the best knowledge of the Corporation, the following table sets out the only shareholder who beneficially owned or exercised control or direction over, directly or indirectly, more than 10% of the issued and outstanding common shares of the Corporation:

Name	Number of Shares	Percentage
Herschel Segal(1)	12,014,061	45.76%

____________________

(1)

Herschel Segal is Chairman of the Board of the Corporation. 12,012,538 of these shares are held by Rainy Day Investments Ltd., a company controlled by Herschel Segal. The information as to shares over which Herschel Segal exercises control or direction is not within the knowledge of the Corporation and has been taken exclusively from insider reports filed on the System for Electronic Disclosure by Insiders (SEDI) at www.sedi.ca.

ELECTION OF DIRECTORS

The Board of Directors currently consists of five directors. The persons named in the enclosed form of proxy intend to vote for the election of the five nominees whose names are set out in the table on page 7 below. Each director will hold office until the next annual meeting of shareholders or until the election of his or her successor, unless the director resigns or his or her office becomes vacant by removal, death or other cause.

At last year’s annual meeting of shareholders of the Corporation, held on July 31, 2020, all five candidates proposed as directors were duly elected to the Board of Directors of the Corporation by a majority of the votes cast by shareholders present or represented by proxy at the annual meeting, as follows:

Name of Nominee	Votes for	%	Votes Withheld	%
Herschel Segal	13,478,650	98.72	174,855	1.28
Susan L. Burkman	13,567,583	99.37	85,922	0.63
Pat De Marco	13,515,669	98.99	137,836	1.01
Emilia Di Raddo	13,508,956	98.94	144,549	1.06
Peter Robinson	13,518,146	99.01	135,359	0.99

The following table sets out the name of each of the persons proposed to be nominated for election as director, all other positions and offices with the Corporation now held by such person, his or her province and country of residence and principal occupation, the year in which such person became a director of the Corporation, each committee of the Board of Directors on which such person currently serves, and the number of common shares of the Corporation that such person has advised are beneficially owned or over which control or direction is exercised by such person as at the date indicated below.

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Name, province and country of residence and position with the Corporation	Principal occupation	First year as director	Number of shares beneficially owned or over which control is exercised as at May 12, 2021
Herschel Segal Québec, Canada Chairman of the Board, Strategic Advisor and Director	Chairman of the Board of the Corporation	2008 to March 5, 2018; since June 14, 2018	12,014,061	(4)
Sarah Segal Québec, Canada Chief Executive Officer and Chief Brand Officer	Chief Executive Officer and Chief Brand Officer of the Corporation	Director from 2012 to September 2017	24,536
Susan L. Burkman(1)(2)(3) Québec, Canada Director	President Burkman Capital Corporation (investment banking boutique)	2018	4,501
Pat De Marco(1)(3) Québec, Canada Lead Director	President & COO Viau Food Products Inc. (food processing company)	2018	—
Peter Robinson(1)(2)(3) British Columbia, Canada Director	Private farm owner	2018	7,068

____________________

(1)	Member of the Audit Committee.
(2)	Member of the Human Resources and Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.
(4)	12,012,538 of these shares are held by Rainy Day Investments Ltd., a company controlled by Herschel Segal.

Each of the nominees, with the exception of Sarah Segal, is currently a director of the Corporation. The following is a brief biography of Sarah Segal.

Sarah Segal

Sarah Segal is Chief Executive Officer and Chief Brand Officer of the Corporation. Ms. Segal served as the President and Head of the Product Development and Tea Department of the Corporation from December 2010 to September 2012. Ms. Segal was appointed VP, Product Development & Innovation of the Corporation in 2017, Chief Brand Officer on August 21, 2018, and Chief Executive Officer effective December 16, 2020. Ms. Segal previously served as a director of the Corporation, from 2012 to September 2017. Ms. Segal also served as the CEO of the retail company Oink Oink Candy Inc., doing business as “Squish”, based in Montreal, Québec. Ms. Segal received a Bachelor of Arts degree in Environmental Health from McGill University, Montreal, Québec, and an M.Sc. degree in Water Science, Policy and Management from Oxford University, Oxford, England.

The information as to shares and other securities of the Corporation beneficially owned or over which the above-named individuals exercise control or direction is not within the knowledge of the Corporation and has been furnished by the respective nominees individually. The Corporation does not have an Executive Committee of the Board of Directors.

To the knowledge of the Corporation, except as set out below, none of the foregoing nominees for election as a director of the Corporation:

(a)	is, or within the last ten years has been, a director, chief executive officer or chief financial officer of any company that:

(i)

was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under applicable securities legislation, and which in all cases was in effect for a period of more than 30 consecutive days (an “Order”), which Order was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(ii)

was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer of such company;

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(b)

is, or within the last ten years has been, a director or executive officer of any company that, while the proposed director was acting in that capacity, or within a year of ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

Each of the foregoing nominees, with the exception of Sarah Segal, is currently a director of the Corporation. Sarah Segal was appointed VP, Product Development & Innovation of the Corporation in 2017, Chief Brand Officer on August 21, 2018 and Chief Executive Officer effective December 16, 2020. On July 8, 2020, the Corporation obtained an Initial Order pursuant to the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) from the Québec Superior Court in order to implement a restructuring plan. Among other things, the Initial Order provided for the appointment of PwC as Monitor in the CCAA proceedings. The Corporation obtained a similar order for DAVIDsTEA (USA) Inc., its wholly-owned U.S. subsidiary, under Chapter 15 of the United States Bankruptcy Code. On July 16, 2020, the Corporation obtained an Amended and Restated Initial Order from the Québec Superior Court extending to September 17, 2020 the application of the Initial Order. On September 17, 2021, the Québec Superior Court issued a Claims Process Order establishing the claims procedures for the Corporation’s creditors under the CCAA. The Claims Process Order, among other things, set 5:00 p.m. (eastern time) on November 6, 2020 as the time by which creditors of the Corporation and of DAVIDsTEA (USA) Inc. had to submit their claims to PwC, the Court-appointment Monitor. The Court also extended the stay of all proceedings against the Corporation then in effect to December 15, 2020. The Québec Superior Court subsequently extended the stay of all proceedings against the Corporation to June 4, 2021. On May 7, 2021, the Corporation obtained an order from the Québec Superior Court authorizing the Corporation to file a Plan of Arrangement under the CCAA and to call a creditors’ meeting to be held on June 11, 2021. The Court also extended to July 16, 2021 the foregoing stay of all proceedings against the Corporation.

Herschel Segal was a director of Le Chteau Inc. (“Le Chteau”) until his resignation effective December 16, 2020. On January 11, 2021, Le Chteau announced that it had received a cease trade order issued by the Autorité des marchés financiers as a result of Le Chteau’s failure to file its unaudited interim financial statements, management’s discussion and analysis and related CEO and CFO certifications for the three and nine-month periods ended October 24, 2020. On October 23, 2020, Le Chteau obtained an order from the Superior Court of Québec under the CCAA in order to proceed with the orderly liquidation of its assets and wind down of its operations, which order appointed PricewaterhouseCoopers Inc. as monitor to Le Chteau to oversee its operations during the liquidation. On November 2, 2020, Le Chteau obtained a liquidation order from the Superior Court of Québec, allowing Le Chteau to proceed with the sale of its assets and wind down of its operations.

Oink Oink Candy Inc., doing business as “Squish”, is a company controlled by Sarah Segal, Chief Executive Officer and Chief Brand Officer of the Corporation, and a nominee for election as a director. On July 28, 2020, Oink Oink Candy Inc. filed a notice of intention to file a proposal pursuant to the Bankruptcy and Insolvency Act (Canada). Raymond Chabot Inc. was appointed as trustee to the notice of intention. On November 25, 2020, Oink Oink Candy Inc. filed a proposal pursuant to the Bankruptcy and Insolvency Act. On December 16, 2020, a creditors’ meeting was held to vote on the proposal, at which the proposal was approved by the required majority of creditors. On January 21, 2021, the Québec Superior Court approved and homologated the proposal. On February 24, 2021, Raymond Chabot Inc., as trustee, signed a Certificate of Full Performance of the proposal.

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Other than as set out below, none of the foregoing nominees for election as director of the Corporation has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

Majority Voting for Directors

On February 15, 2017, the Board of Directors adopted a Majority Voting Policy for the election of directors. The form of proxy that accompanies this Circular enables shareholders to vote in favour of, or to withhold their vote, separately, for each director nominee. Under the Majority Voting Policy, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Corporate Governance and Nominating Committee (the “CGNC”) of the Board of Directors for consideration. The CGNC will consider the resignation and recommend to the Board the action to be taken with respect to such tendered resignation. The CGNC will be expected to accept and recommend acceptance of the resignation by the Board of Directors unless the circumstances direct otherwise. The Board of Directors will consider the recommendation of the CGNC and determine whether or not to accept it. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) will be issued within 90 days following the date of the relevant meeting of shareholders and a copy of the press release will be sent concurrently to NASDAQ. The director’s resignation, if accepted, becomes effective immediately when accepted by the Board.

Any director who tenders his or her resignation pursuant to the Majority Voting Policy will not participate in the recommendation of the CGNC or the decision of the Board with respect to such resignation.

Subject to any restrictions imposed by law, where the Board accepts a resignation in accordance with the Majority Voting Policy, the Board may (i) leave the director vacancy unfilled until the next annual meeting of shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of shareholders at which a new candidate will be presented to fill the vacant position.

The Majority Voting Policy applies only in circumstances involving an uncontested election of directors. For purposes of the Majority Voting Policy, an “uncontested election” means any meeting of shareholders called for, either alone or with other matters, the election of directors, with respect to which (i) the number of nominees for election is equal to the number of positions on the Board of Directors to be filled through the election to be conducted at such meeting, and/or (ii) proxies are being solicited for such election of directors only by the Corporation.

The Corporation will disclose the voting results promptly after the Meeting by way of press release and via a voting results report filed on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

This section provides information regarding the Corporation’s executive compensation objectives and process and discusses compensation relating to each person who acted as Chief Executive Officer and Chief Financial Officer of the Corporation and the three most highly-compensated executive officers of the Corporation (or three most highly-compensated individuals acting in a similar capacity), other than the Chief Executive Officer and Chief Financial Officer, whose total compensation was more than $150,000 in the Corporation’s last financial year (each a “Named Executive Officer” and collectively the “Named Executive Officers”). For the fiscal year ended January 30, 2021, the Corporation’s Named Executive Officers and their respective positions were as follows:

•	Herschel Segal, Interim Chief Executive Officer from June 14, 2018 to December 16, 2020, Chairman of the Board since June 14, 2018, and Strategic Advisor since December 16, 2020;

•	Sarah Segal, Chief Executive Officer since December 16, 2020 and Chief Brand Officer since August 21, 2018;

•	Frank Zitella, President since December 16, 2020, Chief Operating Officer since April 26, 2019 and Chief Financial Officer since December 10, 2018;

•	Martin Hillcoat, Vice-President, Supply Chain;

•	Joe Bongiorno, Director of Finance; and

•	Fiona Horgan, former Senior Vice-President, Merchandising.

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This discussion may contain forward-looking statements that are based on the Corporation’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Corporation adopts may differ materially from the programs summarized in this discussion.

Executive and Director Compensation

Processes and Procedures for Compensation Decisions

The Human Resources and Compensation Committee (“HRCC”) of the Board of Directors is responsible for the executive compensation programs for the Corporation’s executive officers and reports to the Board on its discussions, decisions and other actions. The HRCC reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of the Chief Executive Officer based on such evaluation. The HRCC has the sole authority to determine the Chief Executive Officer’s compensation. In addition, the HRCC, in consultation with the Chief Executive Officer, reviews and approves all compensation for the other officers and directors. The Chief Executive Officer also makes compensation recommendations for the other executive officers and initially proposes the corporate and departmental performance objectives under the Executive Incentive Compensation Plan to the HRCC.

The HRCC is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of the Corporation’s compensation programs and related policies.

Short-Term Incentive Plan

The annual incentive program is a cash bonus intended to compensate officers for achieving short-term corporate goals. It is also intended to reward the Named Executive Officers for both the overall performance of the Corporation and individual performance during the year. The Corporation believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly-skilled executives. The HRCC determined that the most meaningful measure of successful growth was Comparable Sales and selected other financial objectives in line with the Corporation’s short-term corporate goals, which, together with Comparable Sales, would form the basis for the annual incentive program. The HRCC reviews annually the weight attributed to each financial objective. Therefore, for the fiscal year ended January 30, 2021, the annual incentive formula attributed 75% to corporate comparable sales growth and 25% to other financial objectives. Notwithstanding the above formula, the HRCC may, in its sole discretion, adjust the calculated payment, or cancel payment altogether, should it determine that the calculated payment requires adjustment. For the fiscal year ended January 30, 2021, the Corporation did not meet the annual incentive program targets.

Mid- and Long-Term Incentive Plans

In 2015, the Corporation adopted the 2015 Omnibus Equity Incentive Plan (the “2015 Omnibus Plan”) in connection with the Corporation’s initial public offering. All of the Corporation’s equity and equity-based awards, including restricted share unit (“RSU”) awards to the Named Executive Officers granted during the fiscal year ended January 30, 2021, are made under the 2015 Omnibus Plan. As the Corporation’s common shares currently trade solely on the NASDAQ Global Market, the grant value and number of units awarded are determined based on the U.S. dollar share price.

The target award values for the Named Executive Officers are indicated in the table below. Actual awards for the fiscal year ended January 30, 2021 can be found in the Summary Compensation Table set out below. Under the 2015 Omnibus Plan, when calculating the number of stock options and/or RSUs/performance share units granted based on the target award values, the Corporation determines the award value in the currency of the Named Executive Officer, and if in Canadian dollars, converts the dollar amount into U.S. dollars to determine the award value.

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Name	Target Value	Maximum Value
	(% of salary)
Herschel Segal	75%	150%
Sarah Segal	40%	80%
Frank Zitella	40%	80%
Martin Hillcoat	25%	50%
Joe Bongiorno	20%	40%
Fiona Horgan	25%	50%

Insider Trading Policy

The Corporation has adopted an insider trading policy that applies to the equity transactions of all of the employees, including most notably of directors and officers, including Named Executive Officers. Under the policy, transactions by covered individuals in the Corporation’s securities are authorized only during insider trading windows. Each fiscal quarter, the trading window begins on the first trading day that is two full trading days following the public release of the Corporation’s results for the previous fiscal quarter and ends at the close of trading on the last trading day of the second calendar month of the fiscal quarter. All transactions must be pre-approved and cleared by the Corporate Secretary so as to avoid any appearance of trading based on non-public information.

Hedging Prohibition

Hedging transactions can be accomplished through a variety of mechanisms, including prepaid forward contracts, equity swaps and collars and other similar devices. Because hedging transactions permit the holder of the securities to continue to own the securities without the full risks and rewards of ownership, such transactions can cause the interests of such holder not to be aligned with the Corporation’s other shareholders; therefore, the employees, officers and directors of the Corporation are prohibited from hedging any equity-based compensation or shares of the Corporation.

Automatic Securities Disposition Plan (10b5-1 Plan)

Automatic Securities Disposition Plans are permitted under the Insider Trading Policy and must be approved by the Corporate Secretary and meet the requirements of the Securities Act (Québec) and similar rules and regulations under other applicable Canadian securities laws as well as Rule 10b5-1(c)(1)(i)(B) under the United States Securities Exchange Act of 1934. In general, such plans must be entered into at a time when the person entering into the plan is not aware of any material non-public information with respect to the Corporation.

Summary Compensation Table

The following table illustrates the compensation paid to the Named Executive Officers for the last three completed fiscal years, as applicable.

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Non-Equity Incentive Plan Compensation
Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Annual Incentive Plan ($)	Long-term Incentive Plan ($)	All Other Compensation ($)	Total Compensation ($)
Herschel Segal(2) Former Interim Chief Executive Officer; Chairman of the Board and Strategic Advisor	2020 2019 2018	458,176 400,000 250,000	— — —	375,000 240,000 —	— — —	— — —	— — —	— — —	833,176 640,000 250,000
Sarah Segal(3) Chief Executive Officer and Chief Brand Officer	2020 2019 2018	327,224 230,000 230,000	— — —	92,000 92,000 72,661	— — —	— — —	— — —	— — —	419,224 322,000 302,661
Frank Zitella(4) President, Chief Financial Officer and Chief Operating Officer	2020 2019 2018	398,650 382,981 50,000	— — —	317,300 160,000 —	— — —	— — —	— — —	— 1,154 —	715,950 544,135 50,000
Martin Hillcoat(5) Vice-President, Supply Chain	2020 2019 2018	228,462 215,000 86,000	— 5,000 10,000	53,756 53,750 —	— — —	— — —	— — —	— — —	282,218 273,750 96,000
Joe Bongiorno Director of Finance	2020 2019 2018	237,183 181,884 169,922	— — —	36,000 36,001 27,248	18,525 — —	— — —	— — —	1,181 1,181 1,096	274,364 219,065 198,265
Fiona Horgan(6) Former Senior Vice-President, Merchandising	2020 2019 2018	128,908 84,571 —	— — —	137,500 — —	— — —	— — —	— — —	132,212(7) — —	398,620 84,571 —

____________________

(1)

Amounts shown reflect the aggregate grant date fair market value of time-vesting RSUs granted to Named Executive Officers on June 18, 2020, February 27, 2020, June 20, 2019 and April 19, 2018, respectively, under the 2015 Omnibus Plan, excluding the value of estimated forfeitures on the shares. Assumptions used in the calculation of these amounts are disclosed in note 15 to the Corporation’s Consolidated Financial Statements for the fiscal year ended January 30, 2021 ($1.00 USD = $1.28 CDN at January 30, 2021).

(2)

Herschel Segal was appointed Interim Chief Executive Officer and Chairman of the Board on June 14, 2018 and resigned as Interim Chief Executive Officer effective December 16, 2020, at which time he was named Strategic Advisor.

(3)

Sarah Segal was appointed Chief Brand Officer on August 21, 2018 and prior thereto was the Corporation’s VP Product Development and Innovation. Sarah Segal was appointed Chief Executive Officer effective December 16, 2020.

(4)	Frank Zitella was appointed Chief Financial Officer and Corporate Secretary on December 10, 2018, Chief Operating Officer on April 26, 2019, and President effective December 16, 2020.

(5)	Martin Hillcoat was appointed Vice-President, Supply Chain on September 4, 2018.

(6)	Fiona Horgan was appointed Senior Vice-President, Merchandising on January 20, 2020 and left the Corporation on July 15, 2020.

(7)	This amount represents a severance payment made to Ms. Horgan upon her departure from the Corporation on July 15, 2020.

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Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets out information regarding outstanding awards held by the Named Executive Officers as of January 30, 2021.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant date	Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(2) ($USD)	Market value of vested share-based awards not paid out or distributed
Herschel Segal(3)	—	—	—	—	2020-06-18	262,818	880,440	—
Former Interim Chief Executive Officer;					2019-06-20	137,657	461,151
Chairman of the Board and Strategic Advisor						400,475	1,341,591

	—	—	—	—	2020-06-18	64,478	216,001	—
Chief Executive Officer					2019-06-20	39,576	132,580
and Chief Brand Officer					2018-04-19	8,360	28,006
						112,414	376,587

Frank Zitella	—	—	—	—	2020-06-18	112,136	375,656	—
President, Chief Financial Officer					2020-02-27	58,557	196,166
and Chief Operating Officer					2019-06-20	68,829	230,577
						239,522	802,399

Martin Hillcoat	—	—	—	—	2020-06-18	37,671	126,196	—
Vice-President, Supply Chain					2019-07-12	19,569	65,556
						57,240	191,752

Joe Bongiorno	—	—	—	—	2020-06-18	25,230	84,521	—
Director of Finance					2019-07-12	13,017	43,607
					2018-04-19	3,136	10,506
						41,383	138,633

Fiona Horgan(4)	—	—	—	—	2020-06-18	—	—	—
Former Senior Vice‑President, Merchandising

____________________

(1)

Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to one quarter of the shares on each of the first two anniversaries of the grant date and the remaining half of the RSUs will vest on the third anniversary of the grant date. Shares subject to the RSUs will not vest on any vesting date unless the Named Executive Officer has remained in continuous service from the date of grant through such vesting date, unless otherwise provided in the long-term incentive plan further discussed under “Compensation of Executive Officers and Directors”.

(2)

The market value is calculated by multiplying the closing price (USD $3.35) of the Corporation’s common shares on the NASDAQ Global Market on January 29, 2021, being the last trading day of the Corporation’s fiscal year ended January 30, 2021, by the number of RSUs that had not vested as of the latter date.

(3)	Herschel Segal also holds DSUs awarded for his services as a director of the Corporation.

(4)	Fiona Horgan left the Corporation on July 15, 2020.

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Equity Compensation Plan Information

The table below illustrates the status of the shares reserved for issuance under the Corporation’s equity-based incentive plans as at January 30, 2021, the end of the Corporation’s last fiscal year.

Plan Category	Plan Name	Number of securities to be issued upon exercise of outstanding options (#) (a)	Weighted average exercise price of outstanding options ($USD)	Number of securities to be issued upon vesting of RSUs	Weighted average fair value price of RSUs ($USD)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	Amended and Restated Equity Incentive Plan(1)	14,000	4.30	—	—	—
	2015 Omnibus Equity Incentive Plan	3,490	14.39	1,306,101	1.33	1,200,323
Equity compensation plans not approved by security holders		—	—	—	—	—
Total		17,490	—	1,306,101	—	1,200,323

____________________

(1)

Since the adoption of the 2015 Omnibus Plan, no awards have been or will be made under the Amended and Restated Equity Incentive Plan. Outstanding options previously granted under the Amended and Restated Equity Incentive Plan remain subject to the terms thereof.

Termination and Change of Control Benefits

The Named Executive Officers would be entitled to the following payments and benefits in the event of termination of the executive’s employment or a change of control of the Corporation pursuant to their respective employment agreements with the Corporation.

Sarah Segal

The Corporation entered into a new Executive Employment Agreement dated December 16, 2020 with Sarah Segal, which provides in part as follows:

If Sarah Segal’s employment is terminated by the Corporation without “Cause” or she resigns for “Good Reason”, as those terms are respectively defined in the Executive Employment Agreement, she will be entitled to (i) her earned but unpaid base salary, (ii) any unpaid business expense reimbursements, (iii) an amount payable for accrued but unused vacation days, and (iv) any awarded but unpaid bonus for the year preceding the year during which the resignation occurs, and a prorated portion of any bonus that becomes payable for that fiscal year, as determined by the HRCC at the end of that fiscal year, in all cases less applicable statutory deductions (collectively, the “Termination Payments”). In addition, any stock options, RSUs, stock units or other long-term incentive grants held by Ms. Segal will be deemed vested on the date of termination.

Further, if Ms. Segal has less than 18 complete years of service with the Corporation as of the date on which the termination notice is given, the Corporation will pay an indemnity to her in lieu of notice equal to 18 months of her base salary, plus an amount equal to the 1.5 times the performance-based bonus at “Target”, as that term is defined in the Executive Employment Agreement, to be paid in a lump sum within five business days following the date of termination. If Ms. Segal has at least 18 complete years of service with the Corporation as of the date on which the termination notice is given, the Corporation will pay an indemnity to her in lieu of notice equal to 24 months of her base salary, plus an amount equal to two times the performance-based bonus at “Target”, to be paid in a lump sum within five business days following the date of termination.

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If Ms. Segal remains a full-time employee of the Corporation for a period of six months following a “Change of Control” of the Corporation, as that term is defined in the Executive Employment Agreement, she will be entitled to the Termination Payments and acceleration applicable in the event of termination without “Cause” or for “Good Reason”.

Had Ms. Segal’s employment been terminated without cause on January 30, 2021, the last business day of the Corporation’s most recently-completed fiscal year, she would have been entitled to receive an incremental payment of approximately $1,562,031, subject to applicable withholding taxes.

Frank Zitella

The Corporation entered into a new Executive Employment Agreement dated December 16, 2020 with Frank Zitella, which provides in part as follows:

If Frank Zitella’s employment is terminated by the Corporation without “Cause” or he resigns for “Good Reason”, as those terms are respectively defined in the Executive Employment Agreement, he will be entitled to the Termination Payments. In addition, any stock options, RSUs, stock units or other long-term incentive grants held by Mr. Zitella will be deemed vested on the date of termination.

Further, if Mr. Zitella has less than ten complete years of service with the Corporation as of the date on which the termination notice is given, the Corporation will pay an indemnity to him in lieu of notice equal to twelve months of his base salary, plus an amount equal to the performance-based bonus at “Target”, as that term is defined in the Executive Employment Agreement, to be paid in a lump sum within five business days following the date of termination. If Mr. Zitella has more than ten complete years and less than 18 years of service with the Corporation as of the date on which the termination notice is given, the Corporation will pay an indemnity to him in lieu of notice equal to 18 months of his base salary, plus an amount equal to 1.5 times the performance-based bonus at “Target”, to be paid in a lump sum within five business days following the date of termination. If Mr. Zitella has at least 18 complete years of service with the Corporation as of the date on which the termination notice is given, the Corporation will pay an indemnity to him in lieu of notice equal to 24 months of his base salary, plus an amount equal to two times the performance based bonus at Target, to be paid in a lump sum within five business days following the date of termination.

If Mr. Zitella remains a full-time employee of the Corporation for a period of six months following a “Change of Control” of the Corporation, as that term is defined in the Executive Employment Agreement, he will be entitled to the Termination Payments and acceleration applicable in the event of termination without “Cause” or for “Good Reason”.

Had Mr. Zitella’s employment been terminated without cause on January 30, 2021, the last business day of the Corporation’s most recently-completed fiscal year, he would have been entitled to receive an incremental payment of approximately $1,834,571, subject to applicable withholding taxes.

2015 Omnibus Plan

The following is a description of provisions of the 2015 Omnibus Plan relating to the effect of termination of employment and related matters.

Termination for Cause

Vested and unvested awards will be forfeited immediately at time of termination for cause.

Termination Due to Death

Upon death, all time-based awards will immediately vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the executive’s death or the award’s normal expiration date.

Termination Due to Disability

Upon a termination of employment due to disability, all time-based awards will immediately vest and performance awards will remain eligible to vest to the extent the applicable performance goals are achieved. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employment due to disability or the award’s normal expiration date.

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Retirement

Awards other than stock options will vest based pro rata of the number of elapsed days between the start of the period and the complete three-year period. If a performance condition is attached to the vesting, the outstanding awards will be treated as per the achievement of the performance criterion at the time of retirement. Vested options will remain exercisable for a period of five years following retirement or until the original option expiry date. For purposes of the plan, retirement is defined as 65 years of age and 55 years of age with ten years of service or more.

Voluntary Resignation

Vested options will remain exercisable until the earlier of the one-year anniversary of the termination of employment or the award’s normal expiration date. Unvested awards will be forfeited at the time of such termination.

Involuntary Termination

Upon an involuntary termination of employment by the Corporation, options will be forfeited to the extent then unvested and vested options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of service or the award’s normal expiration date. RSUs and performance awards will be deemed vested pro rata based on the number of days in a specified period (i.e. the period from the date of grant to the third anniversary of the grant date) that have elapsed from the date of grant to the six-month anniversary of the date of the termination of employment, with the vesting of performance awards to be subject to performance assessed as of the date of such termination of employment.

Change in Control

Upon a termination by the Corporation other than for cause within twelve months following a change in control, to the extent granted prior to the time of the change in control and then outstanding, all time-based awards will vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employment or service due to disability or the award’s normal expiration date.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets out information concerning all amounts of compensation paid to the directors of the Corporation for their services in that capacity for the fiscal year ended January 30, 2021.

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation($)	Pension value ($)	All other compensation ($)	Total ($)
Herschel Segal	90,986	—	—	—	—	—	90,986
Susan L. Burkman	83,656	14,270	—	—	—	—	97,926
Pat De Marco	110,000	14,270	—	—	—	—	124,270
Emilia Di Raddo	62,000	14,270	—	—	—	—	76,270
Peter Robinson	84,000	14,270	—	—	—	—	98,270
Ludwig Max Fischer(1)	45,000	14,270	—	—	—	—	59,270

____________________

(1)	Ludwig Max Fischer served as a director until July 31, 2020.

The directors are reimbursed by the Corporation for the reasonable costs and expenses incurred in connection with attending meetings of the Board of Directors and its committees including, to the extent applicable, the cost of air travel.

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Director Compensation Policy

The Corporation’s compensation policy for directors is designed to enable the Corporation to attract and retain highly qualified non-employee directors. Under the policy adopted on June 10, 2020, directors received the cash and equity compensation set forth below.

Non-Executive Board Chair
Annual retainer	$100,000
Annual target equity grant	20,000 RSUs or deferred share units (“DSUs”), at the option of the chair

Board members
Annual retainer	$50,000
Annual target equity grant	10,000 RSUs or DSUs, at the option of the director

Board meeting fees	$1,000 per meeting attended

Lead Director
Annual retainer	$25,000

Audit Committee Chair
Additional annual retainer	$15,000 minimum

Audit Committee meeting fees	$1,000 per meeting attended

Human Resources and Compensation Committee Chair
Additional annual retainer	$10,000 minimum

Human Resources and Compensation Committee meeting fees	$1,000 per meeting attended

Corporate Governance and Nominating Committee Chair
Additional annual retainer	$10,000 minimum

Corporate Governance and Nominating Committee meeting fee.	$1,000 per meeting attended

Under the Corporation’s non-employee director compensation policy, annual retainers and meeting fees are paid in quarterly cash payments. At a meeting of the Board of Directors held on April 17, 2020, the directors agreed to a reduction of 20% in all annual retainers for the balance of 2020. At a meeting of the Board of Directors held on December 11, 2020, upon the recommendation of the HRCC, the Board determined that the base compensation of the chairs of the various committees of the Board of Directors return to 100%.

Equity grants are generally made in the form of RSUs or DSUs granted under the 2015 Omnibus Plan and generally vest in full on the first anniversary of the grant date.

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Value vested or earned during the year for directors

The following table sets out information regarding option-based awards and share-based awards that vested in the fiscal year ended January 30, 2021 for the directors. The value of share-based awards that vested in the fiscal year are disclosed in U.S. dollars.

Name	Option-based awards - Value vested during the year (1) ($)	Share-based awards - Value vested during the year ($USD)	Non-equity incentive plan compensation - Value earned during the year ($)
Herschel Segal	—	—	—
Susan L. Burkman	—	—	—
Pat De Marco	—	—	—
Emilia Di Raddo	—	7,575	—
Peter Robinson	—	7,575	—
Ludwig Max Fischer(2)	—	7,575	—

____________________

(1)	The directors do not hold any stock options.

(2)	Ludwig Max Fischer served as a director until July 31, 2020.

PERFORMANCE GRAPH

The stock performance graph below compares cumulative total return on the Corporation’s common shares to the cumulative total return of the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index from January 30, 2016 through January 30, 2021. The graph assumes an initial investment of $100 in the Corporation and the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index as of January 30, 2016. The performance shown on the graph below is not intended to forecast or be indicative of possible future performance of the Corporation’s common shares.

Comparison of trend in stock performance to trend in compensation of executive officers

During the fiscal year ended January 30, 2016, the Corporation paid aggregate compensation of $3,670,982 to its then-Named Executive Officers, decreasing to $3,531,535 for the fiscal year ended January 28, 2017 and then increasing to $4,563,676 for the fiscal year ended February 3, 2018, representing an increase of 29.2% over the previous year. For the fiscal year ended February 2, 2019, the Corporation paid an aggregate of $2,408,147 to its then-Named Executive Officers, including a severance payment to the former Chief Executive Officer, decreasing by 14.1% to $2,069,876 for the fiscal year ended February 1, 2020. During the fiscal year ended January 30, 2021, the Corporation paid an aggregate of $2,940,014 to its Named Executive Officers, representing an increase of $870,138 and 42% from the previous year. The aggregate compensation paid during the fiscal year ended January 30, 2021 represents 80.1% of the aggregate compensation paid during the fiscal year ended January 30, 2016. The percentage decline in the Corporation’s stock price over the five-year period exceeds the percentage decrease in aggregate annual compensation paid to the Named Executive Officers.

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APPOINTMENT OF AUDITOR

Except where authorization to vote with respect to the appointment of the auditor is withheld, the persons named in the accompanying form of proxy intend to vote for the appointment of Ernst & Young LLP, Chartered Professional Accountants, as the auditor of the Corporation until the next annual meeting of shareholders. Ernst & Young LLP, Chartered Professional Accountants, have served as auditor of the Corporation since the Corporation’s 2011 fiscal year.

AMENDMENT TO THE ARTICLES OF THE CORPORATION TO ALLOW FOR THE APPOINTMENT OF ADDITIONAL DIRECTORS

The Articles of the Corporation currently provide for a minimum of three and a maximum of 15 directors. Subsection 106(8) of the Canada Business Corporations Act provides that the directors of a corporation may, if the articles of the corporation so provide, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. The Board of Directors has determined that it is in the best interests of the Corporation to amend the Articles of the Corporation to enable the directors to appoint directors between annual meetings of shareholders. Under the Canada Business Corporations Act, an amendment to the Articles of the Corporation requires shareholder approval by way of a special resolution, that is, a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution.

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to adopt a special resolution (the “Special Resolution”), in the form annexed hereto as Schedule A, authorizing an amendment to the Articles of the Corporation so as to allow additional directors to be appointed by the Board of Directors between annual meetings of Shareholders. In order to be adopted, the Special Resolution must be approved by at least two‑thirds of the votes cast by the holders of the Corporation’s common shares, either present in person or represented by proxy and entitled to vote at the Meeting. Unless instructed otherwise, the persons named in the enclosed form of proxy intend to vote FOR the Special Resolution. The Board of Directors recommends that Shareholders vote FOR the Special Resolution.

The Board of Directors believes that the adoption of the Special Resolution at the Meeting will provide the Corporation with flexibility with respect to the appointment of additional directors. In the event that the five nominees whose names are set out above under “Election of Directors” are elected at the Meeting and the Articles of the Corporation are amended as provided for in the Special Resolution, the Board of Directors will have the right to appoint one additional director to hold office for a term expiring not later than the close of the annual meeting of shareholders of the Corporation to be held in 2022.

INFORMATION ON THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently comprised of Pat De Marco (chair), Susan L. Burkman and Peter Robinson, all of whom are “independent” directors within the meaning of National Instrument 52‑110 Audit Committees. The Board of Directors has determined that each of the three current members of the Audit Committee is “financially literate” within the meaning of section 1.6 of National Instrument 52-110 Audit Committees, that is, each member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements. Reference is made to the section entitled “Information on the Audit Committee” of the Corporation’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 for required disclosure relating to the Audit Committee. The Annual Report on Form 10-K is available under the Corporation’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov and can also be obtained by contacting the Secretary of the Corporation at 5430 Ferrier Street, Town of Mount Royal, Québec, Canada H4P 1M2, telephone (514) 739-0006.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No executive officer, director or employee, former or present, of the Corporation or a subsidiary thereof, no person who is a nominee for election as a director of the Corporation, and no associate of such persons, is, or was at any time since the beginning of the fiscal year ended January 30, 2021, indebted to the Corporation or a subsidiary thereof, nor has any such person been indebted at any time since the beginning of the fiscal year ended January 30, 2021 to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or a subsidiary thereof, other than as set out below under “Interest of Informed Persons in Material Transactions”.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Corporation, none of the persons who have been directors or executive officers of the Corporation at any time since the beginning of the fiscal year ended January 30, 2021, none of the proposed nominees for election as a director of the Corporation and none of the associates or affiliates of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter scheduled to be acted upon at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No “informed person” of the Corporation, that is: (a) the directors and executive officers of the Corporation; (b) any person who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the Corporation’s outstanding voting shares; (c) any director or executive officer of a person referred to in (b) above; or (d) any associate or affiliate of any “informed person” of the Corporation, has any material interest, direct or indirect, in any transaction since the beginning of the fiscal year ended January 30, 2021 or in any proposed transaction which has materially affected or would materially affect the Corporation, other than the following:

The Corporation, as lender, entered into a loan agreement dated May 7, 2019 with Oink Oink Candy Inc., doing business as “Squish”, as borrower, and Rainy Day Investments Ltd. (“RDI”), as guarantor, pursuant to which the Corporation agreed to lend to Squish an amount of up to $4 million. The loan agreement was amended on September 13, 2019 to reflect a maximum amount of $2 million. The interest rate on the loan was equal to the prime rate of the Bank of Montreal plus 1%, and was payable monthly. RDI guaranteed all of Squish’s obligations to the Corporation under the loan agreement and, as security in full for the guarantee, granted a movable hypothec (or lien) in favour of the Corporation on its shares of the Corporation. Squish is a corporation controlled by Sarah Segal, Chief Executive Officer and Chief Brand Officer of the Corporation. RDI, the principal shareholder of the Corporation, is controlled by Herschel Segal, Chairman, director and Strategic Advisor of the Corporation, and father of Sarah Segal. The Corporation and Squish previously entered into a Collaboration and Shared Services Agreement pursuant to which they collaborate on and share various services and infrastructure. On April 29, 2020, the loan in the amount of $2 million and outstanding interest thereon was repaid in full.

OTHER MATTERS

Management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

The Canada Business Corporations Act provides, in effect, that a registered shareholder or a Beneficial Shareholder that is entitled to vote at an annual meeting of the Corporation may submit to the Corporation notice of any matter that the person proposes to raise at the meeting (referred to as a “Proposal”) and discuss at the meeting any matter in respect of which the person would have been entitled to submit a Proposal. The Canada Business Corporations Act further provides, in effect, that the Corporation must set out the Proposal in its management proxy circular along with, if so requested by the person who makes the Proposal, a statement in support of the Proposal by such person. However, the Corporation will not be required to set out the Proposal in its management proxy circular or include a supporting statement if, among other things, the Proposal is not submitted to the Corporation at least 90 days before the anniversary date of the notice of meeting that was sent to the shareholders in connection with the previous annual meeting of shareholders of the Corporation. As the notice in connection with the Meeting is dated May 12, 2021, the deadline for submitting a proposal to the Corporation in connection with the next annual meeting of shareholders is February 11, 2022.

The foregoing is a summary only; shareholders should carefully review the provisions of the Canada Business Corporations Act relating to Proposals and consult with a legal advisor.

CORPORATE GOVERNANCE

National Policy 58-201 Corporate Governance Guidelines and National Instrument 58‑101 Disclosure of Corporate Governance Practices set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. Each reporting issuer, such as the Corporation, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The Corporation’s required annual disclosure of its corporate governance practices is set out below.

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As a reporting issuer in the Province of Québec with securities listed on the NASDAQ, the Corporation complies with all applicable rules adopted by the Autorité des marchés financiers (Québec) and the United States Securities and Exchange Commission. As a Canadian issuer, the Corporation is exempt from complying with many of the NASDAQ Corporate Governance Standards, provided that the Corporation complies with Canadian governance requirements. The Board is of the view that the Corporation’s corporate governance practices satisfy the applicable requirements of the Province of Québec, as reflected in the disclosure made below. The Board of Directors has approved the disclosure of the Corporation’s corporate governance practices described below, on the recommendation of the CGNC.

1.	Board of Directors

Independence

The Board of Directors consists of five directors. Directors are elected or appointed to hold office until the next annual meeting of shareholders or until their earlier resignation or removal from office in accordance with the Corporation’s by-laws.

Three of the five directors comprising the Board of Directors are considered “independent” pursuant to Section 1.4 of Québec Regulation 52-110 respecting Audit Committees. Under that provision, Susan L. Burkman, Pat De Marco and Peter Robinson are considered independent, while Herschel Segal is not considered to be independent in that he was within the last three years an executive officer of the Corporation and Emilia Di Raddo is not considered to be independent in light of her long-standing business relationship with Herschel Segal. The independence of directors is determined by the Board based on the results of independence questionnaires completed by each director annually, as well as other factual circumstances reviewed on an ongoing basis. Of the five candidates to be nominated for election as directors at the Meeting, three (Susan L. Burkman, Pat De Marco and Peter Robinson) are considered independent and two (Herschel Segal and Sarah Segal) are not considered independent pursuant to Section 1.4 of Québec Regulation 52-110 respecting Audit Committees. Ms. Segal, if elected, will not be considered independent in that she is Chief Executive Officer of the Corporation.

In accordance with applicable law and the Corporation’s policy, each director is required to disclose to the Board any potential conflict of interest he or she may have in a matter before the Board or a committee thereof at the beginning of the Board or committee meeting. A director who is in a potential conflict of interest must not attend any part of the meeting during which the matter is discussed or participate in a vote on such matter.

Other Reporting Issuers

The following table sets out the sole director of the Corporation who is currently a director of another issuer that is a reporting issuer (or the equivalent) in a jurisdiction of Canada or a foreign jurisdiction:

Name of Director	Issuer
Emilia Di Raddo	Le Chteau Inc.

In Camera Sessions

To enhance the independent judgment of the Board of Directors, the independent members of the Board of Directors may meet in the absence of the non-independent directors and members of management. Such meetings are chaired by the Lead Director, as described below. An in camera session is scheduled as part of every meeting of the Board of Directors and its committees to allow independent directors to meet without non-independent directors and members of management, as necessary. All non-independent directors are responsible to the Board of Directors as a whole and have a duty of care to the Corporation.

Chair of the Board

Herschel Segal, Chairman of the Board, chairs meetings of the Board of Directors. Mr. Segal is not an independent director in that he was until December 16, 2020 an executive officer of the Corporation and now acts as Strategic Advisor. As a result, on September 23, 2018, upon the recommendation of the CGNC, the Board of Directors appointed Pat De Marco, an independent director, as “Lead Director”. As Lead Director, Mr. De Marco provides leadership in ensuring Board effectiveness and is responsible for facilitating and encouraging open and effective communication between management of the Corporation and the Board of Directors, consulting with the Chairman of the Board in setting the agenda for Board meetings, ensuring Board committees function appropriately, chairing meetings of the independent members of the Board of Directors and chairing Board of Directors’ meetings if the Chairman of the Board is absent.

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Board and Committee Meetings

During the period from February 2, 2020 to the date hereof, inclusively, the Board of Directors held 18 meetings, the Audit Committee held nine meetings, the HRCC held eleven meetings and the CGNC held four meetings. The Corporation does not have an Executive Committee. Attendance of directors at the meetings is set out in the table below.

	Board Meetings	Audit Committee Meetings	HRCC Meetings	CGNC Meetings	Total
Hershel Segal	18/18	––	––	––	18/18
Susan L. Burkman(1)	18/18	9/9	11/11	3/3	41/41
Pat De Marco	18/18	9/9	––	4/4	31/31
Emilia Di Raddo	18/18	––	11/11	––	29/29
Peter Robinson(2)	18/18	9/9	9/9	4/4	40/40
Ludwig Max Fischer(3)	10/11	––	2/2	1/1	13/14

(1)	Susan L. Burkman was appointed to the CGNC on July 31, 2020.
(2)	Peter Robinson was appointed to the HRCC on July 31, 2020
(3)	Ludwig Max Fischer served as a director until July 31, 2020.

2.	Board Mandate

The Board of Directors has adopted a Charter of the Board of Directors delineating its principal roles and responsibilities. The Charter of the Board of Directors is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance”. As set out in the Charter of the Board of Directors, the responsibilities of the Board include the following:

(i)	adopting a strategic planning process, and approving, on at least an annual basis, the principal business objectives for the Corporation;

(ii)

identifying the principal risks applicable to the Corporation, ensuring that procedures are in place for the management of those risks with a view to the long-term viability of the Corporation and its assets, and conducting an annual review of such risks;

(iii)	overseeing the Corporation’s corporate governance policies and practices and their disclosure in public disclosure documents;

(iv)	adopting a Code of Business Ethics and Conduct applicable to directors, officers and employees of the Corporation;

(v)	satisfying itself of the integrity of the Chief Executive Officer and the other executive officers and ensuring that they create a culture of integrity throughout the organization;

(vi)

appointing the Chief Executive Officer and, together with the Chief Executive Officer, developing the corporate goals and objectives that the Chief Executive Officer is responsible for meeting, and reviewing the performance of the Chief Executive Officer against such goals and objectives;

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(vii)	reviewing and approving the Corporation’s financial statements, management’s discussion and analysis, earnings press releases and other disclosure material filed with the securities commissions;

(viii)	reviewing and approving annual operating plans, budgets and significant capital allocations and expenditures and periodically receive an analysis of actual results versus approved budgets;

(ix)

serving as an advisor to management and reviewing and approving major business decisions including material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Corporation’s governing statute, including the payment of dividends, the issuance, purchase and redemption of securities, and acquisitions and dispositions of material capital assets;

(x)

reviewing and monitoring, with the assistance of the Audit Committee (a) the adequacy and effectiveness of the Company’s internal controls and management information systems over financial reporting, including significant deficiencies and significant changes in internal controls, (b) the quality and integrity of the Corporation’s external financial reporting processes, and (c) related procedures and reporting; and

(xi)

overseeing, in consultation with management, compliance with disclosure requirements applicable to the Corporation, including disclosure of material information in accordance with applicable securities laws and stock exchange rules.

3.	Position Description

Chairman of the Board

The Board of Directors has not adopted a written position description for the Chairman of the Board of Directors. The primary responsibilities of the Chairman of the Board are to provide leadership to the Board in order to enhance Board effectiveness and to oversee that the relationship between the Board, management, shareholders and other stakeholders is effective, efficient and further to the best interests of the Corporation, chair meetings of the Board of Directors, and ensure Board meetings function appropriately.

Committee Chairs

The Board of Directors has not adopted a written position description for the chair of each Board committee. The primary role and responsibility of the chair of each committee of the Board of Directors is to: (i) in general, ensure that the committee fulfills its mandate, as determined by the Board of Directors; (ii) chair meetings of the committee; (iii) report thereon to the Board of Directors; and (iv) act as liaison between the committee and the Board of Directors and, if necessary, management of the Corporation.

Chief Executive Officer

The Board of Directors has adopted a written position description for the Chief Executive Officer. The position description provides that the Chief Executive Officer will report to the Board of Directors and that the prime responsibility of the Chief Executive Officer is to lead the Corporation by providing a strategic direction that includes the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the Corporation. In fulfilling such responsibilities, the Chief Executive Officer will, among other things: (i) see that the day-to-day business affairs of the Corporation are appropriately managed; (ii) work with key stakeholders to develop the Corporation’s strategic plan that is aligned with the Board of Directors; (iii) recommend to the Board of Directors and, following their approval by the Board, consistently strive to achieve the Corporation’s financial and operating goals and objectives; (iv) formulate policies and proposed actions and present to the Board of Directors for approval the long-term business plan, strategies and policies that lead to the creation of shareholder value; (v) develop and recommend to the Board of Directors annual business plans and budgets that support the Corporation’s long-term business plan and strategies; and (f) oversee the Corporation’s achievement and maintenance of a satisfactory competitive position within its industry.

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4.	Orientation and Continuing Education

Orientation

The HRCC is responsible for developing, monitoring and reviewing the Corporation’s orientation and continuing education programs for directors. New directors are provided with an information package on the Corporation’s business, its strategic and operational business plans, its operating performance, its governance system and its financial position. Also, new directors meet individually with the Chief Executive Officer and other senior executives to discuss these matters. The Board ensures that prospective candidates fully understand the role of the Board and its Committees and the contribution that individual directors are expected to make, including, in particular, the personal commitment that the Corporation expects of its directors.

Continuing Education

All Board members regularly monitor the Corporation’s website and have visited DAVIDsTEA’s stores. Management makes presentations to the Board on a range of topics that are relevant to the Corporation’s operations. Senior management makes regular presentations to the Board and its committees to educate them and keep them informed of developments within the Corporation’s main areas of business and operations, as well as on key legal, regulatory and industry developments. Directors are also provided with Board and Board committee materials in advance of regularly-scheduled meetings. Directors receive periodic updates between Board meetings on matters that affect the Corporation’s business. Finally, Board members have full access to the Corporation’s senior management and employees.

5.	Ethical Business Conduct

The Corporation’s Code of Ethics for Senior Managers and Financial Officers (the “Code of Ethics”) is applicable to all of the Corporation’s directors, senior managers and financial officers and has been developed to promote the honest and ethical conduct of our directors, senior managers and financial officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Corporation; and to promote compliance with all applicable rules and regulations that apply to the Corporation and its officers. The Code of Ethics is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance”. The Code of Ethics addresses several matters, including conflicts of interest, integrity of corporate records, confidentiality of corporate information, protection and use of corporate assets and opportunities, insider trading, compliance with laws and reporting of unethical or illegal behaviour. No waiver has ever been granted to a director or executive officer in connection with the Code of Ethics.

In addition to monitoring compliance with the Code of Ethics, the Board has adopted whistleblowing procedures for reporting unethical or questionable acts by the Corporation or employees thereof. Complaints can be made via telephone at a confidential line called the integrity line. Any human resources-related question is redirected to the Corporation’s Head of Human Resources while any issue of misconduct or fraud is redirected to the Chair of the Audit Committee who is responsible for overseeing the whistleblowing procedures.

6.	Nomination of Directors

The Articles of the Corporation provide that the Board shall consist of not less than three and not more than fifteen directors. Each director is elected for a one-year term ending at the next annual meeting of shareholders or when his or her successor is elected, unless he or she resigns or his or her office otherwise becomes vacant.

The process by which the Board establishes new candidates for Board nominations lies within the discretion of the Board of Directors with a view of the best interests of the Corporation and in accordance with the corporate governance guidelines. Pursuant to the Corporation’s governing statutes, Articles and by-laws, new candidates for Board nominations can be proposed by the shareholders and will be voted on by the shareholders at each annual meeting of shareholders.

Before making a recommendation on a new director candidate, the Chairman of the Board and members of the CGNC meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board. In certain circumstances, the Board may also retain an independent recruiting firm to identify director candidates and fix such firm’s fees and other retention terms.

The three members of the CGNC are Peter Robinson (chair), Susan L. Burkman and Pat De Marco, each of whom is an independent director. The Charter of the CGNC is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance”.

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7.	Compensation of Directors and Officers

Directors

The HRCC reviews the compensation of the Corporation’s directors annually and is mandated to review and recommend to the Board of Directors for approval the remuneration of directors. The HRCC considers time commitment, comparative fees and responsibilities in determining remuneration of the Corporation’s directors.

Executive Officers

The HRCC’s primary purpose, with respect to compensation, is to assist the Board of Directors in fulfilling its oversight responsibilities and to make recommendations to the Board of Directors with respect to the compensation of the Corporation’s executive officers. Independent consultants may be periodically retained to assist the HRCC in fulfilling its responsibilities when needed. As required in its mandate, the HRCC is composed of a majority of independent directors, including the Chairman of the committee who must qualify as an independent director. The three members of the HRCC are Susan L. Burkman (chair), Emilia Di Raddo and Peter Robinson. The HRCC Charter is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance”.

8.	Other Board Committees

The Board does not have any committees other than the Audit Committee, HRCC and CGNC.

9.	Assessments

On an annual basis, the CGNC is responsible for the process of assessing the performance and effectiveness of the Board as a whole, the Board committees, committee chairs and individual directors. Questionnaires are distributed to each director for the purpose of (i) evaluating the Board’s responsibilities and functions, its operations, how it compares with boards of other companies on which the directors serve and the performance of the Board’s committees and (ii) inviting directors to make suggestions for improving the performance of the Chairman of the Board, committee chairs and individual directors. The results of the questionnaires are compiled by the CGNC on a confidential basis to encourage full and frank commentary. The CGNC can meet with Board members individually in order to discuss the questionnaires. The results of the questionnaires as well as any issues raised during individual discussions are presented and discussed at a following meeting of the Board. At all times, Board members are free to discuss among themselves the performance of a fellow director or to submit such matter to the CGNC. Based on the outcome of the discussion, the CGNC then presents to the Board the assessment’s findings and its recommendations to enhance the performance and effectiveness of the Board and its committees.

10.	Director Term Limits and Other Mechanisms of Board Renewal

The Board does not impose nor does it believe that it should establish term limits or retirement age limits for its directors, as such limits may cause the loss of experience and expertise important to the optimal performance of the Board.

11.	Policies Regarding the Representation of Women and Minorities on the Board

The Corporation does not currently have a written policy relating to the identification and nomination of women, Aboriginal peoples, persons with disabilities or members of visible minorities as directors. Despite not having a formal policy, diversity, including gender, is an important component of the selection process for new members of the Board of Directors.

When the Board of Directors recommends candidates for director positions, it considers not only the qualifications, personal qualities, business background and experience of the candidates, it also considers the composition of the group of nominees, to best bring together a selection of candidates allowing the Board of Directors to perform efficiently and act in the best interest of the Corporation and its shareholders. The Corporation is aware of the benefits of diversity on the Board, and therefore representation of women, Aboriginal peoples, persons with disabilities and members of visible minorities is one factor taken into consideration during the search process for directors.

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The Corporation has not adopted a “target” number or percentage regarding women, Aboriginal peoples, persons with disabilities or members of visible minorities on the Board of Directors. The Corporation considers candidates based on their qualifications, personal qualities, business background and experience, and does not feel that targets necessarily result in the identification or selection of the best candidates.

There are two women on the Board of Directors of the Corporation, representing 40% of the membership of the Board of Directors. There are at present no Aboriginal peoples, persons with disabilities or members of visible minorities on the Board of Directors of the Corporation.

12.	Consideration of the Representation of Women and Minorities in the Director Identification and Selection Process

Representation of women and minorities on the Board of Directors is one of the factors taken into consideration by the CGNC in the selection process for new members of the Board of Directors. This consideration is assessed annually by the CGNC when evaluating the Corporation’s corporate governance practices compared to best practices. The CGNC has emphasized recruiting women in recent years in the mandates it has given to search firms and by identifying candidates who are women in its selection process. At present, two of the Board members are women, representing 40% of the total number of directors.

13.	Consideration Given to the Representation of Women and Minorities in Executive Officer Appointments

The Corporation does not have a formal policy on diversity in senior management positions. The Corporation is, however, mindful of the benefit of diversity in senior management, including the representation of women, Aboriginal peoples, persons with disabilities and members of visible minorities in senior management positions, and the need to maximize their effectiveness and respective decision making abilities. Accordingly, in searches for new candidates, while the Corporation seeks to recruit or appoint the most qualified individuals for particular positions, it considers the merit of potential candidates based on a balance of skills, background, experience and knowledge, including taking diversity into consideration.

14.	Targets Regarding the Representation of Women and Minorities on the Board and in Executive Officer Positions

The Corporation has not adopted a “target” regarding women, Aboriginal peoples, persons with disabilities or members of visible minorities on the Board of Directors or in executive officer positions. The term “target” is defined in National Instrument 58-101 Disclosure of Corporate Governance Practices as, in effect, a number or percentage, or a range of numbers or percentages, adopted by the Corporation of women on the Board of Directors or in executive officer positions of the Corporation by a specific date. Although the Corporation has not adopted a target for the number of women, Aboriginal peoples, persons with disabilities or members of visible minorities on the Board of Directors or in executive officer positions, it has always supported and continues to pursue its efforts to promote such representation. In its work related to the composition of the Board of Directors, representation of women, Aboriginal peoples, persons with disabilities and members of visible minorities on the Board of Directors is one of the factors taken into consideration by the CGNC.

15.	Number of Women and Minorities on the Board and in Executive Officer Positions

There are two women on the Board of Directors of the Corporation, representing 40% of the total number of directors. None of the directors are Aboriginal peoples, persons with disabilities or members of visible minorities.

The Corporation currently has three executive officers, of whom one (33.33%) is a woman. None of the executive officers of the Corporation are Aboriginal peoples, persons with disabilities or members of visible minorities.

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ADDITIONAL INFORMATION

Financial information about the Corporation is contained in its comparative financial statements and Management’s Discussion and Analysis for the fiscal year ended January 30, 2021, and additional information about the Corporation is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

If you would like to obtain, at no cost to you, a copy of any of the following documents:

(a)

the financial statements of the Corporation for the fiscal year ended January 30, 2021 together with the accompanying report of the auditor thereon and any interim financial statements of the Corporation for periods subsequent to January 30, 2021 and Management’s Discussion and Analysis with respect thereto; or

(b)	this Circular,

please send your request to:

DAVIDsTEA Inc.

5430 Ferrier Street

Town of Mount Royal, Québec, Canada H4P 1M2

telephone: (514) 739-0006

telecopier: (514) 739-0200

e‑mail: .

AUTHORIZATION

The contents and the mailing of this Circular have been approved by the Board of Directors of the Corporation.

(signed) Herschel Segal

Herschel Segal

Chairman of the Board of Directors

DATED at Town of Mount Royal, Québec, Canada

May 12, 2021

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SCHEDULE A

SHAREHOLDERS’ SPECIAL RESOLUTION

AMENDMENT TO THE ARTICLES OF THE CORPORATION

IT IS RESOLVED:

THAT the Articles of DAVIDsTEA Inc. (the “Corporation”) be amended so as to add the following:

“The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, subject to the condition that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.”

THAT the officers and directors of the Corporation are hereby authorized to file Articles of Amendment with Innovation, Science and Economic Development Canada – Corporations Canada if and when deemed advisable by the Board of Directors of the Corporation in its discretion and to do all other things necessary in order to give effect to the foregoing; and

THAT, notwithstanding that this resolution has been duly passed by the shareholders, the Board of Directors is hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the shareholders.

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